                                                                    Exhibit 10.6

                            TIME BROKERAGE AGREEMENT

      TIME BROKERAGE AGREEMENT ("Agreement"), made and entered into this 12th day of February 1997, by and among Manahawkin Communications Corporation ("Licensee"), the permittee of the FM radio station on 105.7 MHz, Manahawkin, New Jersey, Jersey Devil Broadcasting, Inc., Southern Ocean Broadcasting, Inc. ("Southern Ocean") and Great American Communications Co. (collectively the "Licensee Shareholder Corporations"), and Nassau Broadcasting Partners, L.P. ("Broker").

      WHEREAS, Licensee will have available broadcasting time and will be engaged in the business of radio broadcasting on the FM radio station on 105.7 MHz, Manahawkin, New Jersey (hereinafter, the assets including all property of every kind used in conjunction with FM station on 105.7 MHz and the licenses and associated authorizations for FM radio station on 105.7 MHz, Manahawkin, New Jersey presently held or hereafter acquired by Licensee, referred to as the "Station");

      WHEREAS, Broker desires to use Station's broadcasting time for the presentation of programming, including the sale of advertising time;

      WHEREAS, Licensee Shareholder Corporations are owners of all of the issued and outstanding shares of the capital stock of Licensee (the "Shares"); and

      WHEREAS, in consideration of the obligations incurred by the Broker in entering into and performing this Agreement, Licensee and Licensee Shareholder Corporations are granting an option to purchase the Shares.

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

      1. FACILITIES. Commencing on the Effective Date as described in Section 3, Licensee agrees to make its broadcasting transmission facilities available to Broker and to broadcast on the Station, or cause to be broadcast on the Station, Broker's programs which will originate from Broker's own facilities. A description of Broker's programs is contained in Attachment I hereto.

      2. PAYMENTS. Commencing on the Effective Date as described in Section 3, Broker agrees to pay Licensee for the broadcast of the programs hereunder during the Term the sum of FIFTEEN THOUSAND DOLLARS ($15,000) per month for the first twelve (12) months of the Term, and EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($18,750.00) for the next twelve months, and Twenty-Three Thousand Four Hundred Thirty-Seven Dollars and Fifty Cents ($23,437.50) per month thereafter until the termination, including any extensions, of this Agreement, due and payable in advance on the first day of each month (the "LMA Payment"). Payment for the first month of this Agreement will be prorated if the effective date of this Agreement is not the first day of the month. In addition, the Broker will additionally pay to the Licensee its verifiable legitimate expenses incurred in the operation of the Station as described in Attachment II, with such expense payments to be remitted to Licensee by Broker within fifteen (15) days of Licensee's providing to Broker invoices or evidence of such expenses. The LMA Payment shall be applied as follows: 70% of this amount will constitute payment for programs broadcast during the hours of 5:00 a.m. to 9:00 a.m. and 3:00 p.m. to 7:00 p.m. Monday through Friday; 25% of this amount will constitute payment for programs broadcast between 10:00 a.m. and 3:00 p.m. Monday through Friday and 7:00 a.m. to 7:00 p.m. Saturday and Sunday; and the remaining 5% for all other hours, with any credit to Broker to be determined on this basis. The Broker shall receive a payment credit for any programming provided by it to the Station and not broadcast by Station for whatever reason except for time utilized by Licensee under Section 6(i) and Section 6(ii), such credit to be determined each month by multiplying the monthly payment and reimbursements due by the ratio of the amount of time preempted or not accepted to the total number of broadcast hours produced by Broker in accordance with the percentages above with regard to the time period that the programming did not run. Each separate block of Broker's programming preempted or not accepted by Licensee that is of a length of less than eight (8) hours in duration shall be for the purposes of this computation be regarded as eight (8) hours in duration, such time that is the difference between the actual time and eight (8) hours to extend in equal lengths before and after the actual time preempted for the purpose of this computation. Where practicable, the Licensee shall give Broker advance notice of an intention to preempt Broker's programming. Broker shall promptly reimburse (and in no event later than 30 days) Licensee for payments by Licensee for programming with respect to ASCAP, BMI, SESAC, and any other copyright holders for Broker's programming broadcast on the Station.

      3. EFFECTIVE DATE. The effective date of the time brokerage provisions of Agreement shall be the date upon which program test authority for Station commences, pursuant to Section 73.1260 of the Federal Communications Commission ("Commission") Rules, 47 C.F.R.ss. 73.1260, or successor rule ("Effective Date"). Prior to the Effective Date, this Agreement nonetheless represents the legal and binding obligations of the Licensee and Broker.

      4. TERM. This Agreement will be in effect between the parties for a term that ends: on the date three (3) years after the Effective Date described in
Section 3 above; or, in the event the Option is exercised by the Broker, upon a closing of any such transaction or termination as otherwise provided under this Agreement ( "Term"), provided, however, that if the Broker has failed to exercise the Option by the end of the Option Term, as defined in Section 18.1, either Licensee or Broker shall have the right to terminate this Agreement without penalty to the party giving notice upon its giving 120-days' written notice to the other party.

      5. PROGRAMS TO BE CARRIED. Broker shall furnish or cause to be furnished the artistic personnel and material for the programs to be provided under this Agreement and all programs shall be in good taste and in accordance with Federal Communications Commission ("Commission") requirements. All programs shall be prepared and presented in conformity with the regulations prescribed in Attachment III hereto. All advertising spots and promotional material announcements shall comply with all applicable Federal, State and Local regulations and policies. If, in the sole judgment of the Licensee or the station's General Manager, the Broker does not comply with said standards, the Licensee may suspend or cancel any program not in compliance. In offering the commercial inventory of Station for sale to third parties and in otherwise holding itself out to third parties, in no instance will the Broker represent, suggest or otherwise give the impression that Broker has any ownership of, control over or connection with the operation of Station. Broker will affirmatively state to third parties in the sale of the Station's commercial inventory that Broker is acting as a time broker of Station's commercial inventory and programming only and that except for such role as a time broker, Broker has no other connection with or control over Station's programming, finances or operations.

      6. STATION FACILITIES. Between the date of this Agreement and the Effective Date, Licensee will expeditiously and without delay construct the Station facilities so as to be able to commence broadcasting with the facilities authorized by the Commission. Thereafter, the Licensee will, at all times, operate the Station in accordance with the authorizations issued to it by the Commission. Commencing on the Effective Date and throughout the term of this Agreement, Licensee shall make the Station time available to the Broker for operation with the maximum authorized facilities twenty-four hours a day, seven days a week, except for: (i) downtime occasioned by routine maintenance not to exceed two hours each Sunday morning between the hours of 12 Midnight and 6:00 a.m.; (ii) up to three hours Sunday morning, during which time Licensee shall produce, at its own expense, public service programming designed to address the problems, needs, and issues relevant to the residents throughout the Station's listening area; and (iii) times which Broker's programs are not accepted or preempted by Licensee. Any maintenance work affecting the operation of the Station at full power shall be scheduled upon at least forty-eight hours prior notice with the agreement of the Broker, such agreement not to be unreasonably withheld. If the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Licensee shall immediately notify Broker, and Licensee shall undertake such repairs as may be necessary to restore full-time operation of the Station with its maximum authorized facilities within seven days from the occurrence of such loss or damage. If such repairs are not made within seven (7) days, Broker may give Licensee twenty (20) days' notice of termination of this Agreement, and the Agreement shall terminate twenty days after such notice if the repairs are not made within the twenty-day period, and Broker shall have no further responsibility to make any payments pursuant to Section 2 of this Agreement, provided, however, that the Option in Section 18.1 shall survive for the Term.

      7. HANDLING OF MAIL. Except as required to comply with Commission rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times be the responsibility of Licensee), Licensee shall not required to receive or handle mail, cables, telegraph or telephone calls in connection with programs supplied by Broker hereunder unless Licensee, at the request of Broker, has agreed in writing to do so.

      8. STATION EQUIPMENT, PERSONNEL AND EXPENSES

      8.1. Licensee's Equipment. The equipment and fixtures at the Station, its transmitter site and any related studio equipment shall be and remain the sole property of the Licensee. Licensee shall be responsible for the maintenance of the Licensee's transmitter, tower, antenna and any related equipment, with such costs to be reimbursed by the Broker within fifteen (15) days after presentation of evidence of payment by Licensee of such costs. Prior to expending any funds for which the Licensee expects Broker reimbursement, the Licensee shall seek the consent of the Broker for such expenditure, and such consent shall not be unreasonably withheld. Notwithstanding the foregoing, nothing in this Section shall be interpreted to restrict or inhibit the Licensee from making repairs, changes and improvements to the Station for which the Licensee does not seek reimbursement.

      8.2. Responsibility for Employees and Expenses. Broker shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel and equipment used in the production of its programming and the transmission of its programming to the Station (including salespeople, traffic personnel, board operators, programming and satellite programming source installation staff). Licensee will provide and be responsible for the Station personnel necessary for the broadcast transmission of Broker's programs (including, without limitation, the selection and salaries of Station General Manager, Chief Operator, and any other necessary employees), and will be responsible for the salaries, taxes, insurance, and related costs for all the Station personnel used in the broadcast transmission of Broker's programs, as well as all equipment at the site where the Station's tower and transmitter are located. Whenever on the Station's premises, all personnel shall be subject to the supervision and the direction of the Licensee's General Manager and/or Chief Operator. Licensee shall pay all license fees for programming in respect to ASCAP, BMI, SESAC, and any other copyright holders for programming broadcast by Broker on the Station, which payments shall be promptly (and in no event later than 30 days) reimbursed by Broker upon notice of payment. Licensee will not spend or cause to be spent any funds not covered under this Agreement for which reimbursement is sought without the written consent of Broker.

      9. ADVERTISING REVENUES. Broker shall retain all revenues derived from the sale of local, regional and national advertising time on the programs it delivers to the Station, and also any programming delivered directly to the Station by satellite facilities, and may sell such advertising in combination with the sale of advertising on any other broadcasting station of its choosing. Other than the brokered time sold to Broker under this Agreement, Licensee shall not sell any advertising or other time in exchange for cash, services or merchandise, except for political time that may be required by law to be sold by the Licensee in which case the Licensee shall promptly remit any such revenues obtained from the sale of such time to the Broker.

      10. OPERATION OF STATION. Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operation of the Station during the Term. Licensee's General Manager for the Station shall report solely to and be accountable solely to the Licensee, and shall direct the day-to-day operation of the Station. Licensee shall have complete control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements and the right to preempt any programs in order to broadcast programs deemed by Licensee to be of greater national, regional, or local interest. Licensee shall retain the right to take any other actions necessary for compliance with the laws of the United States of America; the State of New Jersey; the rules, regulations, and policies of the Commission; and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Licensee shall at all times, be solely responsible for meeting all of the Commission's requirements with respect to emergency broadcast system tests, public service programming, and for maintaining the Station's political and public inspection files and for the preparation of Issues/Programs Lists. Broker shall maintain daily program logs as long as any applicable law should at any time direct and all program logs, or copies, shall be available for inspection or reproduction by Licensee. Licensee shall prepare and place in the public file, the quarterly Issues/Programs Lists. Licensee shall be ultimately responsible for all requests for political time from political candidates, and Broker shall coordinate with Licensee all such sales of political time in accord with Commission rules and regulations. Broker shall, upon request by Licensee, provide Licensee with information with respect to such of Broker's programs which are responsive to public needs and interests to assist Licensee in the preparation of required programming reports, and will provide upon request other information to enable Licensee to prepare other records, reports and logs required by the Commission or other local, state or federal governmental agencies.

      11. LICENSEE'S UNFETTERED RIGHT OF PREEMPTION. The Licensee specifically reserves the right, in its sole discretion, to preempt, delete or not broadcast as the case may be any of the Broker's programs which the Licensee regards as being unsuitable for broadcast or the broadcast of which it believes would be contrary to the public interest. In all such cases, the Licensee will use its best efforts to give Broker reasonable notice of its intention to preempt such programs and, in the event of such preemption, Broker shall receive a payment credit for the programs so omitted in accord with Section 2. In no event shall any preemption, deletion or failure to broadcast Broker's programs take place for the commercial or economic advantage of the Licensee.

      12. FORCE MAJEURE. Any failure or impairment of the Station facilities or any delay or interruption in broadcasting programs, or the failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes, or threats thereof, force majeure, or to causes beyond the control of the Licensee, shall not constitute a breach of this Agreement.

      13. RIGHT TO USE THE PROGRAMS. The right to use the programs produced by the

Broker and to authorize their use in any manner and in any media whatsoever shall be, and remain, vested in Broker.

      14. PAYOLA. Broker agrees that it will not accept any compensation or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies, or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements.

      15. COMPLIANCE WITH LAW. Broker and Licensee agree that, throughout the term of this Agreement, each will comply with all laws and regulations applicable in the conduct of its respective business.

      16. EVENTS OF DEFAULT; CURE PERIODS AND REMEDIES.

      16.1. Events of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default under this Agreement:

                  16.1.1 Non-Payment. Broker's failure to make the LMA Payments, provided that if Broker fails to make the LMA Payment more than three (3) times, Broker will no longer be entitled to the benefit of the cure provisions of
Section 16.2 hereof and its failure to make a timely LMA Payment thereafter shall be considered an Event of Default. Failure to tender the LMA Payment by the tenth (10th) day of the month will be treated as a late payment for the purposes of this Agreement and determination of non-payment under this Section;

                  16.1.2. Default in Covenants or Adverse Legal Action. The default by either party hereto in the material observance or performance of any material covenant, condition or agreement contained herein, or if either party shall (a) make a general assignment for the benefit of creditors, or (b) file or had filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 60 days thereof; or

                  16.1.3. Breach of Representation. If any material representation or warranty herein made by either party hereto, or in any certificate or document furnished by either party to the other pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished.

                  16.1.4. Event of Default Under Loan Agreement. Broker and Licensee are parties to a certain Loan and Security Agreement of even date herewith (the "Loan Agreement"). Broker's default under the Loan Agreement will constitute an Event of Default hereunder and terminate the Option provided for in Section 18.1 hereof.

                  16.2. Cure Periods. An Event of Default shall not be deemed to have occurred until twenty (20) business days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default and specifying the actions necessary to cure within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party.

                  17. TERMINATION OPTIONS.

                  17.1. Termination for Licensee Default. In addition to all other legal and equitable remedies Broker may have as a result of an Event of Default by Licensee, Broker may terminate this Agreement. In the event that any of Broker's programming is not run due to such termination, to the extent that such programming of the Broker contains as of the date of termination pre-sold unaired commercial advertisements, whether barter or for cash consideration, the Licensee will have the obligation to either, at its sole discretion, run such announcements during the Licensee's replacement or preempted programming on the same basis upon which such advertisements were pre-sold by the Broker, or to compensate Broker in cash for the price of such unaired commercial advertisements. Upon termination, neither party shall have any further liability to the other except as may be provided by this Section or Sections 18, 19.4 or 19.5 hereof.

                  17.2. Broker's Termination Option. Broker shall have the right, at its option, in addition to all other legal and equitable remedies Broker may have for a default by the Licensee, to terminate this Agreement at any time during the term hereof in the event that Licensee preempts or substitutes other programming for that supplied by the Broker during ten percent or more of the total hours of operation of the Station each day during any three or more days in any given week or during 5.5% or more of the total hours of operation of the Station during any calendar month. In the event Broker elects to terminate this Agreement pursuant to this provision, it shall give Licensee notice of such election at least ten (10) days prior to the termination date. Upon termination, all sums owing to Licensee shall be paid and neither party shall have any further liability to the other except as may be provided by this Section or Sections 18, 19.4 or 19.5 hereof.

                  17.3. Termination upon Order of Judicial or Governmental Authority. In the event that any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party hereto of its intention to investigate or to issue a challenge to or a complaint concerning the activities contemplated by this Agreement, or orders the termination of this Agreement and/or materially curtails the provision of programming by Broker hereunder, Licensee shall seek administrative or judicial appeal of or relief from such order(s). If the Commission designates the renewal application of the Station for a hearing as a consequence of this Agreement or for any other reason, Licensee shall be responsible for its expenses incurred as a consequence of the Commission proceeding; provided, however, that Broker shall cooperate and comply with any reasonable request of Licensee to assemble and provide to the Commission information relating to Broker's performance under this Agreement. In the event of termination upon such governmental order(s), Broker shall pay to Licensee any fees due but unpaid as of the date of termination as may be permitted by such order(s), and Licensee shall reasonably cooperate with Broker to the extent permitted to enable Broker to fulfill advertising or other programming contracts then outstanding, in which event Licensee shall receive as compensation for the carriage of such programming that which otherwise would have been paid to Broker thereunder. Thereafter, neither party shall have any liability to the other except as may be provided pursuant to Sections 18, 19.4 or 19.5 hereof.

            17.4. Termination for Broker Default. In the event of an occurrence of an Event of Default as described in Section 16.1 with respect to the Broker, Licensee shall be under no further obligation to make available to Broker any further broadcast time or broadcast transmission facilities and all amounts accrued or payable to Licensee up to the date of termination which have not been paid, less any payments made on behalf of Licensee by Broker and any payment credits, shall immediately become due and payable. Broker will also owe Licensee the sum of $15,000.00 per month for the remainder of then current Term of the Agreement, but in any event not to exceed $60,000, to compensate for Licensee's loss of a unique business opportunity. Such payments shall constitute liquidated damages to Licensee. This liquidated damages provision of Section 17.4 will not apply in the event of a termination of the Agreement pursuant to Sections 17.1, 17.2 and
17.3 hereof. Thereafter, neither party shall have any liability to the other except as may be provided pursuant to this Section or Sections 18, 19.4 or 19.5 hereof, except that such termination for default by Broker shall also terminate the Option, as defined in 18.1 hereof.

            18. SALE OF STATION. As additional consideration for this Agreement:

            18.1. Purchase Option. The Licensee grants to Broker, Broker's assignee or designee an option to acquire the stock of Licensee's Shareholder Corporations (the "Option"). The term of the Option shall run from the filing of Licensee's Form 302-FM License application until the date that is one (1) year thereafter, without regard to whether any of the other terms of this Agreement remain in effect (the "Option Term"). The exercise of the Option shall be conditioned only upon Licensee's having filed with the FCC the Station's Form 302-FM license application (or successor application form) certifying the completion of the construction of the Station. The Option shall entitle Broker to purchase the stock of Licensee's Shareholder Corporations for the amount equal to the Fair Market Value, as defined below, of the Station as determined by the average of two appraisals conducted at the time of the exercise of the Option (the "Option Price"). In the event of the exercise of the Option, Licensee and Broker shall each appoint an appraiser. If the value of the appraisals differs by more than twenty percent (20%), the two appraisers shall select a third appraiser, whose appraisal shall be deemed the binding appraisal. For purposes of this Agreement, the term "Fair Market Value" shall be defined to mean the price in cash, or its equivalent, at which the Station would change hands between a willing buyer and willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts. In consideration of the grant of the Option, Broker will pay the sum of up to Nine Hundred Thousand Dollars ($900,000.00), such payment to be distributed to the shareholders of the Licensee's Shareholder Corporations as set forth in Schedule A hereto, as a nonrefundable option payment (the "Option Payment") upon the execution of this Agreement. If Broker exercises the Option, which the Parties acknowledge can occur no sooner than the day after Licensee files the Form 302FM license application for the Station, concurrently with the filing of the application to the Commission for consent to transfer of control of the FCC Licenses, as hereinafter defined, Broker will pay Licensee's Shareholder Corporations in immediately available funds a sum equal to 25% of the Option Price (the "Deposit Payment") no later than five (5) business days after written notice to Licensee of the exercise of the Option. In the event that Broker were to exercise the Option, the FCC were to approve a transfer of control of the FCC Licenses, and the parties were to consummate the sale of the stock of the Licensee's Shareholder Corporations, the Option Payment and the Deposit Payment would be credited towards the Option Price. Licensee shall notify Broker at least ten (10) days prior to the date of the commencement of program test authority of the date it intends to commence program test authority. The Option must be exercised in writing in accord with Section 30 of this Agreement. In the event of the exercise of the Option by the Broker, the parties shall execute the Stock Purchase Agreement in the form attached as an Exhibit to this Agreement no later than thirty (30) days after the receipt by Licensee of written notice of Broker's exercise of the Option. Consummation of any such transaction will not occur until receipt of all required FCC approvals. This Section 18 survives any termination of this Agreement for whatever cause, unless mutually agreed otherwise.

            18.2 The parties expressly acknowledge that this Agreement is specifically subject to the occurrence of conditions set forth in the certain Option Agreement between and among Licensee, Southern Ocean, Jersey Devil, Great American and Nassau Broadcasting Holdings, Inc., an affiliate of Broker, of even date herewith (the "Option Agreement"). Any payments made to the Licensee Shareholder Corporations pursuant to the Option Agreement shall be credited towards the Option Payment hereunder.

            18A. REPRESENTATIONS AND WARRANTIES OF LICENSEE SHAREHOLDER CORPORATIONS WITH RESPECT TO THE SHARES. Licensee Shareholder Corporations represent and warrant to Broker that the following statements as to Licensee Shareholder Corporations, Licensee, the Station and the Shares are, where applicable, correct as of the date hereof and that they shall be correct until and at the Closing of the purchase of the Shares by Broker. Broker acknowledges that Joan Beth Hansen, President and sole shareholder of Southern Ocean, has filed for Chapter 11 reorganization under the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey, Trenton Division, Bankruptcy Case 93-33346, and that the representations and warranties of Southern Ocean are subject to such bankruptcy.

                  18A. 1 As of the date of this Agreement, the Option Payment does not exceed the reasonable and prudent expenditures of the Licensee Shareholder Corporations to prepare, file and prosecute their applications to the Commission for the Station, plus all other expenditures of the Licensee and the Licensee Shareholder Corporations towards construction of the Station.

                  18A.2 They have all requisite power and authority to enter into this Agreement, to transfer the Shares to Broker, and to carry out the transactions contemplated by this Agreement.

                  18A.3 They are the legal and beneficial owners of all the Shares.

                  18A.4 There are no further shareholders of the Licensee than the Licensee Shareholder Corporations.

                  18A.5 The Shares have been duly and validly issued by the Licensee Shareholder Corporations and are owned free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such Shares or the proceeds thereof.

                  18A.6 The execution, delivery and performance of the Option by Licensee and Licensee Shareholder Corporations will not result in any violation of their certificates of incorporation or bylaws, or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to them or any of their property.

                  18A.7 They will not sell, offer for sale, convey or otherwise dispose of any of the Shares or any interest therein; nor will they create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect

Shares.

                  18A.8 They will not consent to or approve the issuance of any additional Shares of any class of capital stock; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or commission into, or exchangeable for, any Shares; or any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire the Shares.

                  18A.9 They shall borrow no monies other than the Loan, as that term is defined in the Loan Agreement.

                  18A.10 They shall have no operations other than construction and operation of the Station.

                  18A.11 They shall have good title to all business rights, property and assets used or held for use in connection with the business and operation of the Station, and such business rights, property and assets shall not be subject to any contract, sale, encumbrance or other agreement, nor will such business rights, property and assets be sold or offered for sale.

            19. REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION.

            19.1. Mutual Representations and Warranties. Licensee, Licensee Shareholder Corporations and Broker each represent to the other that each is legally qualified, empowered, and able to enter into this Agreement, and that the execution, delivery, and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which it is subject or by which it is bound. Each further covenants that it will take all necessary corporate action to make this Agreement legally binding on such party by no later than 30 days hereof and that the individuals signing this Agreement will be fully authorized to so sign.

            19.2. Licensee's Representations, Warranties and Covenants. Licensee makes the following further representations, warranties and covenants:

            19.2.1. Authorizations. Licensee owns and holds or shall own and hold all licenses, permits and authorizations necessary for the operation of the Station (including licenses, permits and authorizations issued by the Commission) (the "FCC Licenses"), and such licenses, permits and authorizations will be in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Licensee, its employees or agents. There is not now pending or, to Licensee's best knowledge, threatened, any action by the Commission or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station. Licensee has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. Licensee is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have an adverse effect on Licensee or its assets or ability to perform this Agreement.

            19.2.2. Filings. All reports and applications required to be filed with the Commission (including ownership reports, annual employment reports, and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All filing fees associated with the foregoing shall be paid by the Licensee. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files. Upon request by Licensee, Broker shall provide in a timely manner any such information in its possession which will enable Licensee to prepare, file or maintain the records required by the Commission.

            19.2.3. Facilities. The Station's facilities will be maintained by the Licensee. The Station facilities will comply and be operated, in all material respects, in accordance with the maximum facilities permitted by the FCC Licenses for the Station and with good engineering standards necessary to deliver a high quality technical signal to the area served by the Station, and within all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the Commission promulgated thereunder).

            19.2.4. Title to Properties. Except as otherwise provided in this Agreement, the Licensee will maintain good and marketable title to all of the assets and properties now used in the operation of the Station, free and clear of any liens, claims or security interests. Licensee will not dispose or, transfer, assign or pledge any material asset, except with the prior written consent of Broker.

            19.2.5. Payment of Obligations. Licensee shall pay in a timely fashion all of its debts, assessments and obligations, including tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

            19.2.6 Insurance. Licensee will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies or associations covering such risks, including fire and other risks insured against by extended coverage, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as is customarily provided for in radio station operation. Any insurance proceeds received by Licensee in respect of damaged property will be used to repair or replace such property so that the operation of the Station conforms with this Agreement.

            19.3. Representations, Warranties and Covenants of Broker. Broker makes the following further representations, warranties and covenants:

            19.3.1. Legal Qualifications. Broker is legally qualified under the FCC's local ownership rules, including, but without limitation, Section 73.3555 (or successor rule provision) and applicable FCC policies governing multiple programming of radio stations within the same market. Broker covenants to prepare all necessary documentation for filing with the FCC to demonstrate compliance with Section 73.3555 (or successor rule provision).

            19.3.2. Financial Capability. Broker has the financial capability to perform its obligations under this Agreement.

            19.4. Licensee Indemnification. Licensee agrees to hold Broker, its partners, officers, directors, agents, stockholders, employees, and subsidiaries, harmless from any and all claims, damages, liability, costs and expenses, including reasonable attorneys' fees, arising from the Licensee's operation of the Station, except as otherwise may be provided for in this Agreement. Licensee's obligation to hold Broker harmless against the liabilities specified above shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

            19.5. Broker Indemnification. Broker agrees to hold Licensee, its partners, officers, directors, agents, stockholders, employees, and subsidiaries, harmless from any and all claims, damages, liability, costs and expenses, including reasonable attorneys' fees, arising from the broadcasting of Broker's programs, except as may otherwise be provided for in this Agreement. Broker's obligation to hold Licensee harmless against the liabilities specified above shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

            20. LICENSEE CERTIFICATION. The Licensee certifies that under this Agreement, notwithstanding any provision that could be interpreted to the contrary, it maintains ultimate control over the Station's facilities, including specifically control over Station finances, personnel and programming.

            21. BROKER CERTIFICATION. The Broker certifies that the arrangement provided for in this Agreement complies with Sections 73.3555(a)(1) and (e)(1) of the Commission's rules.

            22. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

            23. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Licensee or Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Broker herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

            24. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New Jersey and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations of the Commission and all other governmental bodies or authorities presently or hereafter to be constituted.

            25. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

            26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and its respective successors and assigns, including, without limitation, any assignee of the Commission license for the Station.

            27. COUNTERPART SIGNATURES. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be effective as of the date stated above on the first page of this Agreement.

            28. ATTORNEYS FEES. If either party defaults in the performance of any of the terms or conditions of this Agreement, which default results in the filing of a lawsuit and/or action seeking equitable relief, the prevailing party in such lawsuit shall be entitled to a reimbursement of its reasonable attorneys' fees and costs.

            29. NOTICES. Any notice required hereunder shall be in writing and any payment, notice or other communications shall be deemed given when mailed by certified mail or Federal Express, or U.P.S., postage prepaid, with return receipt requested, and addressed as follows:

                If to Licensee, to:

                Manahawkin Communications Corporation
                Attn: Patricia M. Stokes
                c/o J L Media, Inc.
                1600 Route 22
                Union, New Jersey 07083

                with copy to:

                Stephen Diaz Gavin, Esquire
                Patton Boggs, L.L.P.

                2550 M Street, N.W.
                Washington, D.C. 20037

                Joan Beth Hansen, Esquire
                President, Southern Ocean Broadcasting
                P.O. Box 4627
                Toms River, NJ 08754-4627
                Federal Express:
                810 Hooper Avenue
                Toms River, NJ 08753

                John F. Scarpa
                Jersey Devil Broadcasting
                Bayport 1, Suite 400
                Verona Boulevard
                West Atlantic City, New Jersey 08232

                Patricia Stokes, President
                Great American Broadcasting Co.
                c/o J L Media, Inc.
                1600 Route 22
                Union, New Jersey 07083

                If to Broker, to:

                Nassau Broadcasting Partners, L.P.
                600 Alexander Road - Building Two
                Princeton, NJ 08540
                Attn: Louis F. Mercatanti

                with copy to:

                Mark D. Schorr
                Sterns & Weinroth, P.C.
                50 West State Street, Suite 1400
                Trenton, New Jersey 08607

                and

                Cary S. Tepper
                Booth Freret Imlay & Tepper, P.C.
                1233 20th Street, NW, Suite 204

                Washington, DC 20036

      30. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them, that have not been duly signed by Broker and Licensee and attached hereto. No alterations, modifications or change of this Agreement shall be valid unless by like written instrument.

      31. COUNSEL. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement, and consequently, each party hereby waives the application of any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

      32. SEVERABILITY. In the event any provision contained in this Agreement is held to be invalid, illegal or unenforceable it shall not affect any other provision hereof, and this agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                   LICENSEE

                   MANAHAWKIN COMMUNICATIONS CORPORATION


                   By: /s/ Patricia A. Stokes
                       ---------------------------------
                   Patricia A. Stokes
                   President

                   BROKER

                   NASSAU BROADCASTING PARTNERS, L.P.


                   By: /s/ Louis F. Mercatanti, Jr.
                       ---------------------------------
                   Louis F. Mercatanti, Jr.
                   Chairman

                   SHAREHOLDER

                   GREAT AMERICAN COMMUNICATIONS CO.


                   By: /s/ Patricia A. Stokes
                       ---------------------------------
                   Patricia A. Stokes
                   President

                   SHAREHOLDER

                   SOUTHERN OCEAN BROADCASTING, INC.


                   By: Joan Beth Hansen
                       ---------------------------------
                    Joan Beth Hansen
                    President

                   SHAREHOLDER

                   JERSEY DEVIL BROADCASTING, INC.


                   By: /s/ John F. Scarpa
                       ---------------------------------
                     John F. Scarpa
                     President